                                                                     EXHIBIT 4.7

                  THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (A NEW YORK CORPORATION) ("DTC") TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IT REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS UNLESS REGISTERED UNDER THE SECURITIES ACT OR EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                  THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN THE SUBJECT OF ANY PROSPECTUS FILED UNDER THE SECURITIES LAWS OF ANY CANADIAN PROVINCE OR TERRITORY. THE HOLDER OF THE SECURITY BY ITS ACCEPTANCE HEREOF REPRESENTS, IF IT IS A RESIDENT OF CANADA, THAT IT IS PURCHASING THE SECURITIES IN A TRANSACTION WHICH IS EXEMPT FROM THE PROSPECTUS REQUIREMENTS OF APPLICABLE CANADIAN SECURITIES LAWS. THE SALE OF THE SECURITIES TO IT QUALIFIES (BY REASON OF THE AMOUNT OF THE CONSIDERATION BEING PAID BY THE PURCHASER OF THE SECURITIES OR BY REASON OF THE STATUS OF THE PURCHASER, AS THE CASE MAY BE) FOR AN EXEMPTION FROM THE PROSPECTUS FILING AND DELIVERY OBLIGATIONS UNDER APPLICABLE CANADIAN PROVINCIAL OR TERRITORIAL SECURITIES LAWS (PROVIDED THAT APPLICABLE FILING OBLIGATIONS ARE SATISFIED AND ANY APPLICABLE FEES ARE PAID), AND IT HAS PROVIDED SUCH INFORMATION AND MADE SUCH REPRESENTATIONS TO THE SELLER OF THE SECURITIES AS MAY BE

REASONABLY NECESSARY FOR THE SELLER TO RELY ON SUCH EXEMPTIONS AND
AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE DATE ON WHICH RESALE RESTRICTIONS TERMINATE UNDER APPLICABLE SECURITIES LAWS.

                                                               CUSIP C21400 AC 7

                               CANWEST MEDIA INC.

No. 002                                                             U.S.$470,000

                           7-5/8% SENIOR NOTE DUE 2013

                  CANWEST MEDIA INC., a corporation organized under the federal laws of Canada (the "Issuer," which term includes any successor corporation), for value received, promises to pay to CEDE & CO. or registered assigns the principal sum of FOUR HUNDRED SEVENTY THOUSAND (U.S.$470,000) U.S. DOLLARS on April 15, 2013.

                  Interest Payment Dates: April 15 and October 15, commencing October 15, 2003.

                  Record Dates: April 1 and October 1.

                  Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                                    CANWEST MEDIA INC.

                                        By: /s/ JOHN MAGUIRE
                                           -----------------------------------
                                            Name:
                                            Title:

                                        By: /s/ P A HARROD
                                           -----------------------------------
                                            Name:
                                            Title:

Dated: April 3, 2003

Certificate of Authentication:

                  This is one of the 7-5/8% Senior Notes due 2013 referred to in the within-mentioned Indenture.

                                            THE BANK OF NEW YORK,
                                            as Trustee

                                        By: /s/ VANESSA MACK
                                           -----------------------------------
                                            Authorized Signatory

                                [REVERSE OF NOTE]

                               CANWEST MEDIA INC.

                           7-5/8% SENIOR NOTE DUE 2013

                  1. Interest. CANWEST MEDIA INC., a corporation organized under the federal laws of Canada (the "Issuer"), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 7-5/8% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including April 3, 2003 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each April 15 and October 15 commencing October 15, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months. For purposes of the Interest Act (Canada), the yearly rate of interest which is equivalent to the rate payable hereunder is the rate multiplied by the actual number of days in the year and divided by 360. The Issuer shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the Notes.

                  2. Method of Payment. The Issuer will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on April 1 or October 1 next preceding the Interest Payment Date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer will pay principal, premium, if any, and interest on the Notes in the manner set forth in Article 2 of the Indenture. Interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Notes.

                  3. Paying Agent and Registrar. Initially, The Bank of New York, in its capacity as Trustee (the "Trustee"), will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. Neither the Issuer nor any of its Affiliates may act as Paying Agent or Registrar.

                  4. Indenture. The Issuer issued the Notes under an Indenture dated as of April 3, 2003 (the "Indenture") between the Issuer, the Guarantors and the Trustee. This is one of an issue of Notes of the Issuer issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended from time to time (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture. The Issuer shall be entitled to issue Additional Notes pursuant to Section 2.19 of the Indenture. The Notes include the Exchange Notes issued in exchange for the Notes pursuant to the Registration Rights Agreement. All Notes issued under the Indenture are treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control. This is one of the Notes referred to in the Indenture.

                  5. Additional Amounts. The Issuer will pay to the Holders of Notes such Additional Amounts as may become payable under Section
4.25 of the Indenture.

                  6. Optional Redemption. The Issuer, at its option, may redeem the Notes, in whole or in part, at any time on or after April 15, 2008 upon not less than 30 nor more than 60 days' prior written notice, at the redemption prices (expressed as percentages of principal amount), set forth below, together, in each case, with accrued and unpaid interest to the Redemption Date, if redeemed during the twelve month period beginning on April 15 of each year listed below:

Year                                                 Redemption Price
----                                                 ----------------
2008...............................................      103.813%
2009...............................................      102.542%
2010...............................................      101.271%
2011 and thereafter................................      100.000%

                  Notwithstanding the foregoing, the Issuer may redeem in the aggregate up to (i) 35% of the original principal amount of the Notes at any time and from time to time prior to April 15, 2006 at a redemption price equal to 107.625% of the aggregate principal amount so redeemed, plus accrued and unpaid interest, if any, to the Redemption Date, out of the net cash proceeds of one or more Equity Offerings; provided that at least 65% of the principal amount of Notes originally issued (including the original principal amount of Additional Notes) shall remain outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 90 days following the closing of any such Equity Offering.

                  Notwithstanding the foregoing and notwithstanding any other term of the Notes or of the Indenture, until the completion of an exchange offer under the Registration Rights Agreement, the Issuer may not redeem in the aggregate more than 25% of the original principal amount of the Notes.

                  In the event of a redemption of fewer than all of the Notes, of the Trustee shall select the Notes to be redeemed in compliance with the requirements the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or in such other manner as the Trustee in its sole discretion shall deem fair and equitable. The Notes will be redeemable in whole or in part upon not less than 30 nor more than 60 days' prior written notice, mailed by first class mail to a holder's last address as it shall appear on the register maintained by the Registrar. On and after any redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption as long as sufficient funds to effect such redemption are deposited by or on behalf of the Issuer with the Paying Agent.

                  7. Tax Redemption. The Notes will be redeemable, in whole but not in part, at the option of the Issuer, upon not less than 30 nor more than 60 days' prior written notice mailed by first class mail to each Holder of Notes at its address appearing on the Register maintained by the Registrar, at 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date, if the Issuer or any Guarantor is or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts pursuant to Section
4.25 of the Indenture as a result of a change in, or amendment to, the laws (or any regulation or rulings promulgated thereunder) of any Taxing Jurisdiction, or any change in, or amendment to, any administrative or other official position regarding the application or interpretation of such laws, regulations or rulings (including, without limitation, a ruling by a court of competent jurisdiction), which change or amendment is announced on or after the Issue Date; provided that the Issuer or such Guarantor determines, in its business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to the Issuer or such Guarantor (not including substitution of the obligor under the Notes). No such notice of redemption may be given later than 180 days after the Issuer first becomes liable to pay any Additional Amounts as a result of such change or amendment.

                  8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his registered address. On and after the Redemption Date, unless the Issuer defaults in making the redemption payment, interest will cease to accrue on Notes or portions thereof called for redemption.

                  9. Offers to Purchase. The Indenture provides that upon the occurrence of a Change of Control or an Asset Sale, and subject to further limitations contained therein, the Issuer shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

                  10. Registration Rights. Pursuant to the Registration Rights Agreement among the Issuer and initial purchasers of the Notes, the Issuer may be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for notes of a separate series issued under the Indenture (or a trust indenture substantially identical to the Indenture in accordance with the terms of a registration rights agreement) which have been registered under the Securities Act, in like principal amount and having substantially identical terms as the Notes. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

                  11. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portion of a Note selected for redemption, or register the transfer of or exchange any Notes for a period of 15 days before a mailing of notice of redemption.

                  12. Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

                  13. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or a Paying Agent will pay the money back to the Issuer (or, if appropriate, any Guarantors) at its written request. After that, Holders entitled to the money must look to the Issuer and any Guarantors for payment as unsecured general creditors unless applicable "abandoned property" law designates another Person.

                  14. Amendment, Supplement, Waiver, Etc. The Issuer, any Guarantor and the Trustee may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the TIA and making any change that does not adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Issuer, any Guarantor and the Trustee with the written consent of the Holders of not less than a majority of the aggregate principal amount of then outstanding Notes, subject to certain exceptions requiring the written consent of the Holders of the particular Notes to be affected.

                  15. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Issuer and the Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of their Capital Stock or certain Indebtedness, make certain Investments, create or incur liens, enter into transactions with Affiliates, enter into agreements restricting the ability of Restricted Subsidiaries to pay dividends and make distributions, issue Preferred Stock of any Restricted Subsidiaries of the Issuer, enter into sale and leaseback transactions and on the ability of the Issuer to merge or consolidate with any other Person or transfer all or substantially all of the Issuer's or any Guarantor's assets. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to
Section 4.04 of the Indenture, the Issuer must annually report to the Trustee in writing on compliance with such limitations.

                  16. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article 5 of the Indenture, the predecessor corporation will, except as provided in Article 5, be released from those obligations.

                  17. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of

Default specified in Section 6.01(7) or (8) of the Indenture with respect to the Issuer or any Restricted Subsidiary) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of then outstanding Notes may, by written notice to the Trustee and the Issuer, declare all principal of and accrued interest on all Notes to be immediately due and payable and such amounts shall become immediately due and payable. If an Event of Default specified in Section 6.01(7) or (8) of the Indenture occurs with respect to the Issuer or any Restricted Subsidiary, the principal amount of and interest on, all Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may, in writing, direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium, if any, or interest or a default in the observance or performance of any of the obligations of the Issuer under Article 5 of the Indenture) if it determines in its sole discretion that withholding notice is in the Holders' best interests.

                  18. Trustee Dealings with Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer, any Guarantor or their Affiliates, and may otherwise deal with the Issuer, any Guarantor or their Affiliates, as if it were not a Trustee.

                  19. No Recourse Against Others. No director, officer, employee incorporator or stockholder, of the Issuer or any Guarantor shall have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Indenture or the Guarantees or for a claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  20. Discharge. The Issuer's obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of U.S. dollars or Government Obligations sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

                  21. Authentication. This Note shall not be valid until the Trustee manually signs the certificate of authentication on the other side of this Note.

                  22. Defeasance and Covenant Defeasance. The Indenture contains provisions for defeasance of the entire indebtedness on this Note and for defeasance of certain covenants in the Indenture upon compliance by the Issuer and Guarantors with certain conditions set forth in the Indenture.

                  23. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Issuer and Guarantors have caused CUSIP Numbers to be printed on the Notes and have directed the Trustee in writing to use CUSIP numbers in notices of redemption as a convenience to Holders of the Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  24. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  25. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

                  THE ISSUER WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:

                  CANWEST MEDIA INC.
                  31st Floor, TD Centre
                  201 Portage Avenue
                  Winnipeg, Manitoba, R3B 3L7
                  Canada

                  Attention: Chief Financial Officer

                                   ASSIGNMENT

I or we assign and transfer this Note to:

             (Insert assignee's social security or tax I.D. number)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type name, address and zip code of assignee)

and irrevocably appoint:

________________________________________________________________________________

________________________________________________________________________________

agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:  ________________       Your Signature: __________________________________
                                              (Sign exactly as your name appears
                                              on the other side of this Note)

                  Signature Guarantee: _______________________

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to accept the offer to have all or any part of this Note purchased by the Issuer pursuant to Section 4.09 or Section 4.20 of the Indenture, check the appropriate box:

                  [ ]      Section 4.09               [ ]      Section 4.20

                  If you want to have only part of the Note purchased by the Issuer pursuant to Section 4.09 or Section 4.20 of the Indenture, state the amount you elect to have purchased:

$____________________
(multiple of $1,000)

Date: _______________

                              Your Signature: __________________________________
                                              (Sign exactly as your name appears
                                              on the face of this Note)

____________________
Signature Guaranteed

                     [FORM OF ASSIGNMENT FOR RULE 144A NOTE]

I or we assign and transfer this Note to:

         (Insert assignee's social security or tax I.D. number)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Print or type name, address and zip code of assignee)

and irrevocably appoint:

________________________________________________________________________________

________________________________________________________________________________

Agent to transfer this Note on the books of the Issuers. The Agent may substitute another to act for him.

                                   [Check One]

                  [ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                       or

                  [ ] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date: __________________      Your Signature: __________________________________
                                              (Sign exactly as your name appears
                                              on the other side of this Note)

                 Signature Guarantee: __________________________

              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

                  The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: ___________________                    ____________________________
                                              NOTICE: To be executed by
                                                      an executive officer

                            Form of Certificate to Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors

                                                            _____________, _____

Attention:

         Re:      CanWest Media Inc. (the "Issuer")
                  7-5/8% Senior Notes due 2013 (the "Notes")

Dear Sirs:

                  In connection with our proposed purchase of Notes, we confirm that:

                  1. We are not a resident of Canada or a corporation or other entity governed by the laws of Canada or any province or territory thereof.

                  2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of April 3, 2003 relating to the Notes and we agree to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act"), and any applicable Canadian securities laws of any province or territory of Canada.

                  3. We understand that the Notes have not been registered under the Securities Act or any other applicable securities laws, have not been and will not be qualified for sale under the securities laws of Canada or any province or territory thereof or any other non-U.S. jurisdiction and that the Notes may not be offered, sold, pledged or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (i) to the Issuer or any subsidiary thereof, (ii) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A), (iii) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker dealer) to you a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes, (iv) outside the United States to persons other than U.S. persons in offshore transactions meeting the requirements of Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption form registration provided by Rule 144 under the Securities Act (if applicable) or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

                  4. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

                  5. We are an institutional "accredited investor" (as defined in Rule 501(a)(l), (2), (3) or (7) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting each are able to bear the economic risk of our or their investment, as the case may be.

                  6. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  7. We have no intention of transferring the Notes to a resident of Canada and (a) we acknowledge that transfers of Notes to residents of Canada may be restricted under certain circumstances and
         (b) we agree to comply with any applicable Canadian provincial securities laws in respect of any transfer of Notes to a resident of Canada.

                  You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                                      Very truly yours,

                                                      [Name of Transferee]

                                                      By: ______________________

                  THE OBLIGATIONS OF THE GUARANTORS TO THE HOLDERS OF NOTES PURSUANT TO THIS GUARANTEE AND THE INDENTURE DATED AS OF APRIL 3, 2003, BY AND AMONG CANWEST MEDIA INC. (THE "COMPANY"), THE GUARANTORS NAMED THEREIN AND THE TRUSTEE NAMED THEREIN (THE "INDENTURE") ARE EXPRESSLY SET FORTH IN ARTICLE 11 OF THE INDENTURE, AND REFERENCE IS HEREBY MADE TO SUCH INDENTURE FOR THE PRECISE TERMS OF THIS GUARANTEE. THE TERMS OF THE INDENTURE, INCLUDING WITHOUT LIMITATION ARTICLE 11, ARE INCORPORATED HEREIN BY REFERENCE.

                  Each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Noteholder, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company thereunder, that: (a) the principal of and premium and interest on the Notes shall be promptly paid in full when due, whether at the Maturity Date, by acceleration, redemption or otherwise, and interest on the overdue principal of (and any premium) and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Noteholders thereunder shall be promptly paid in full or performed, all in accordance with the terms thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the Maturity Date, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Noteholder with respect to any provisions thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that, subject to Article 11 of the Indenture, this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

                  If any Noteholder is required by any court or otherwise to return to the Company or Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or Guarantors, any amount paid to such Noteholder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Noteholders in respect of any obligations guaranteed hereby until such time as the Indebtedness of the Company evidenced by the Note shall have been paid in full. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Noteholders, on the other hand, (a) the Maturity Date of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations Guaranteed hereby, and (b) in the event of any declaration of acceleration of such obligations as provided in Section 6.02 of the

Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Noteholders under the Guarantees.

                  Each Guarantor, and by its acceptance of Notes, each Noteholder, hereby confirms that it is the intention of all such parties that this Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state, provincial or territorial law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Noteholders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under this Guarantee and Article 11 of the Indenture shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 11 of the Indenture, result in the obligations of such Guarantor under this Guarantee not constituting a fraudulent transfer or conveyance.

                  This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon the undersigned Guarantors and their respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Company's obligations under the Notes and the Indenture and shall inure to the benefit of the Noteholders and their successors and assigns and, in the event of any transfer or assignment of rights by any Noteholder, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof and of Article 11 of the Indenture. Notwithstanding the foregoing, any Guarantor that satisfies the provisions of
Section 11.05 of the Indenture shall be released of its obligations hereunder.

                  THIS GUARANTEE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAWS OF THE STATE OF NEW YORK THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.